Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Katie Strohacker, Director, Investor Relations.
(617) 796-8232
www.hptreit.com

Hospitality Properties Trust Agrees To Purchase And

Leaseback 30 Travel Centers For Approximately $397 Million

HPT Also To Sell Five Travel Centers for

Approximately $45 Million And Realize A Gain Of

Approximately $10 Million

Net Cash Rental Income To Increase By Approximately

$30.2 Million/Year Plus Future Percentage Rents

Newton, MA (June 1, 2015):  Hospitality Properties Trust (NYSE:  HPT) today announced that it has entered agreements with TravelCenters of America LLC (NYSE:  TA) to acquire and leaseback 30 travel centers for a total purchase price of approximately $397 million.  The 30 sites include 11 sites which HPT currently owns and where HPT will acquire some or all of the improvements, land and ancillary property owned by TA.  These agreements also provide that HPT will sell five travel centers to TA for approximately $45 million that will result in a gain on sale to HPT of approximately $10 million.  The annual net cash rental increase which HPT expects to realize as a result of its expected net investment of approximately $352 million is approximately $30.2 million/year, plus percentage rent in the future.

Commenting upon today’s announcement, John G. Murray, President of HPT, made the following statement:

“HPT is pleased to expand its relationship with TA.  For the past several years, TA has proven itself to be a dependable source of rental income for HPT and HPT looks forward to a long and mutually beneficial relationship with TA.”

The transactions announced today are expected to occur at different times, including the following:

•                  HPT will acquire 25 travel centers, including the 11 sites which HPT currently owns and where HPT will acquire some or all of the improvements, land and ancillary property, for approximately $279 million.  The purchase and lease of most of these sites is expected to occur by June 30, 2015; however, TA has the right to delay the closing for a limited number of sites until later this year.

•                  HPT expects to acquire an additional five sites that TA is developing.  The purchase price for these sites will be equal to TA’s development costs which are currently estimated to total up to approximately $118 million.  The purchase and leaseback of these sites is expected to occur before June 30, 2017, as the development of these sites is completed.

•                  HPT intends to sell five travel centers to TA for approximately $45 million and realize a gain on sale of approximately $10 million.  These properties are currently leased by HPT to TA and subleased by TA to its franchisees.  These sales are expected to occur before the end of the current month.

•                  The agreements announced today also will modify certain terms of the current leases between HPT and TA, expanding and subdividing one current lease for 144 travel centers into four approximately equal sized leases for these sites (plus the sites being acquired, less the sites being sold), extending the lease terms and granting certain renewal options to TA.  All of TA’s obligations to HPT will remain guaranteed by TA on a full recourse basis.

TA was formerly a 100% owned subsidiary of HPT until TA’s shares were distributed to HPT shareholders as a special dividend in 2007.  HPT is TA’s largest shareholder owning approximately 8.9% of TA’s outstanding shares, and one of HPT’s Trustees is also a Director of TA.  Because of these and other relationships between HPT and TA, the terms of the agreements between HPT and TA were negotiated and approved by special committees of HPT’s Independent Trustees and TA’s Independent Directors who were represented by separate counsel.

Hospitality Properties Trust is a real estate investment trust, or REIT, which owns a diverse portfolio of hotels and travel centers located in 44 states, Puerto Rico and Canada. HPT’s properties are operated under long term management or lease agreements. HPT is headquartered in Newton, Massachusetts.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER HPT USES THE WORDS EXPECT, BELIEVE, INTEND, ANTICIPATE OR SIMILAR EXPRESSIONS, HPT IS MAKING FORWARD LOOKING STATEMENTS.  THE FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE ARE BASED UPON HPT’S CURRENT BELIEFS AND EXPECTATIONS, BUT THESE FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND THEY MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS WHICH ARE BEYOND HPT’S CONTROL.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT THE ANNUAL NET CASH RENTAL INCREASE WHICH HPT WILL REALIZE AS A RESULT OF THE AGREEMENTS WITH TA ANNOUNCED TODAY WILL BE APPROXIMATELY $30.2 MILLION/YEAR, PLUS PERCENTAGE RENT IN THE FUTURE.  THE PURCHASE, LEASE AND SALE OF TRAVEL CENTERS DISCUSSED IN THIS PRESS RELEASE ARE EXPECTED TO OCCUR DURING THE NEXT TWO YEARS.  WHEN CERTAIN PROPERTIES ARE SOLD BY HPT TO TA, HPT’S RENTAL INCOME WILL DECLINE; AND WHEN PROPERTIES ARE BOUGHT BY HPT AND LEASED TO TA, HPT’S RENTAL INCOME WILL INCREASE.  UNTIL THESE AGREEMENTS ARE FULLY IMPLEMENTED, THE RENTAL INCOME WHICH HPT WILL RECEIVE FROM TA MAY DECLINE ON AN INTERIM BASIS AND THE INCREASE IN RENTAL INCOME HPT WILL REALIZE MAY BE LESS THAN $30.2 MILLION/YEAR.  ALSO, THE PERCENTAGE RENT PAYABLE BY TA TO HPT IS BASED UPON INCREASES IN THE VALUE OF SALES OF CERTAIN PRODUCTS AND SERVICES OVER CERTAIN THRESHOLD AMOUNTS AT THE SITES LEASED BY TA FROM HPT.  THERE IS NO GUARANTEE THAT TA’S SALES WILL INCREASE OR THAT ANY PERCENTAGE RENT WILL BE PAID TO HPT IN THE FUTURE.

•                  THIS PRESS RELEASE STATES THAT FOR THE PAST SEVERAL YEARS, TA HAS PROVEN ITSELF TO BE A DEPENDABLE SOURCE OF RENTAL INCOME FOR HPT.  AN IMPLICATION OF THIS STATEMENT MAY BE THAT TA’S FUTURE RENTS TO HPT ARE ASSURED.  HOWEVER, IN THE PAST, TA’S OPERATING FINANCIAL RESULTS HAVE APPEARED TO FOLLOW THE ECONOMIC CYCLE.  PRIOR TO 2011, TA EXPERIENCED ANNUAL LOSSES AND SINCE TA BECAME A SEPARATE PUBLIC COMPANY IN 2007 IT HAS EXPERIENCED A NET AGGREGATE LOSS.  DURING 2008 TO 2010, HPT AGREED

TO DEFER CERTAIN RENTS THEN DUE FROM TA; THOSE DEFERRED RENTS HAVE NOT BEEN PAID AND THEIR MATURITY HAS BEEN EXTENDED BY THE AGREEMENTS ANNOUNCED TODAY.  THERE IS NO ASSURANCE THAT TA WILL CONTINUE TO PAY ALL THE RENT CONTRACTUALLY DUE TO HPT.

•                  THIS PRESS RELEASE STATES SEVERAL TIME PERIODS WHEN CERTAIN SALES ARE EXPECTED TO CLOSE.  LARGE AND COMPLEX REAL ESTATE TRANSACTIONS INVOLVING MULTIPLE LOCATIONS IN MULTIPLE LEGAL JURISDICTIONS LIKE THOSE ANNOUNCED TODAY OFTEN TAKE LONGER TO CLOSE THAN ANTICIPATED.  HPT CAN PROVIDE NO ASSURANCE THAT THESE TRANSACTIONS WILL OCCUR WITHIN THE SPECIFIED TIMES.

•                  THIS PRESS RELEASE STATES THAT HPT EXPECTS TO ACQUIRE FIVE SITES WHICH TA IS DEVELOPING, THAT THE PURCHASE PRICES FOR THESE SITES WILL BE EQUAL TO TA’S DEVELOPMENT COSTS WHICH ARE ESTIMATED TO BE UP TO APPROXIMATELY $118 MILLION, AND THAT THE PURCHASE AND LEASEBACK OF THESE SITES IS EXPECTED TO OCCUR AS THE DEVELOPMENT OF THESE SITES IS COMPLETED BEFORE JUNE 30, 2017.  TA HAS BEGUN CONSTRUCTION AT SOME, BUT NOT ALL, OF THESE SITES.  OBTAINING GOVERNMENTAL APPROVALS TO BUILD TRAVEL CENTERS IS OFTEN A COMPLEX AND TIME CONSUMING PROCESS.  HPT CAN PROVIDE NO ASSURANCE THAT TA WILL OBTAIN ALL REQUIRED APPROVALS TO DEVELOP ALL FIVE SITES.  IF REQUIRED DEVELOPMENT APPROVALS ARE NOT OBTAINED OR IF CERTAIN SITES ARE NOT DEVELOPED FOR OTHER REASONS, HPT MAY ACQUIRE LESS THAN FIVE SITES OR DIFFERENT SITES MAY BE AGREED FOR SALE AND LEASEBACK BETWEEN HPT AND TA.  IT IS DIFFICULT TO ESTIMATE THE COST TO DEVELOP NEW TRAVEL CENTERS.  HPT AND TA HAVE AGREED THAT HPT WILL PURCHASE THESE PROPERTIES FOR TA’S COST OF DEVELOPMENT, WHICH IS ESTIMATED TO BE UP TO APPROXIMATELY $118 MILLION, BUT THAT COST MAY BE MORE OR LESS THAN THE $118 MILLION ESTIMATE.  ALSO, CONSTRUCTION OF NEW TRAVEL CENTERS MAY BE DELAYED FOR VARIOUS REASONS SUCH AS LABOR STRIFE, WEATHER CONDITIONS, THE UNAVAILABILITY OF CONSTRUCTION MATERIALS, ETC.; AND THE PURCHASE AND LEASEBACK OF THESE SITES MAY BE DELAYED BEYOND JUNE 30, 2017.

•                  THIS PRESS RELEASE STATES THAT THE TERMS OF THE AGREEMENTS DESCRIBED IN THIS PRESS RELEASE WERE NEGOTIATED AND APPROVED BY SPECIAL COMMITTEES OF HPT’S INDEPENDENT TRUSTEES AND TA’S INDEPENDENT DIRECTORS WHO WERE REPRESENTED BY SEPARATE COUNSEL.  AN IMPLICATION OF THESE STATEMENTS MAY BE THAT THESE AGREEMENTS ARE EQUIVALENT TO “ARM’S LENGTH” AGREEMENTS BETWEEN UNRELATED PARTIES.  HPT AND TA ARE AFFILIATED BECAUSE THEY HAVE A COMMON BOARD MEMBER, BECAUSE BOTH HAVE CERTAIN MANAGEMENT CONTRACTS WITH THE SAME COMPANY AND OTHERWISE.  ALSO, AN AGREEMENT WHICH WAS ENTERED BY HPT AND TA AT THE TIME TA WAS SPUN OUT OF HPT TO BECOME A SEPARATE PUBLIC COMPANY GRANTS HPT CERTAIN RIGHTS OF FIRST REFUSAL REGARDING TA’S REAL ESTATE TRANSACTIONS.  ACCORDINGLY, HPT CAN PROVIDE NO ASSURANCE THAT THE TERMS OF THE AGREEMENTS ANNOUNCED TODAY ARE EQUIVALENT TO “ARM’S LENGTH” AGREEMENTS.

FOR THE FOREGOING REASONS, AMONG OTHERS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON THE FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.  EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, HPT DOES NOT INTEND TO UPDATE ANY FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

List of Travel Centers Affected by the Agreements Between HPT and TA

A.            Travel centers currently owned by TA which will be sold to HPT and leased back to TA:

TA Holbrook	I-40, Exit 283	Holbrook	AZ
Petro Santa Nella	State Hwy 152, Exit State Hwy 33	Santa Nella	CA
Petro Monee	I-57, Exit 335	Monee	IL
Petro Greensburg	I-74, Exit 143	Greensburg	IN
TA Beto Junction	I-35, Exit 155 (US 75)	Lebo	KS
TA Greenwood	I-20, Exit 5	Greenwood	LA
TA Battle Creek	I-94, Exit 104	Battle Creek	MI
TA Edinburg	HWY 281, Exit FM 2812	Edinburg	TX
Petro Gadsden	I-59, Exit 181	Gadsden	AL
TA Livingston	SR 99, Exit 203 (Winton Pkwy.)	Livingston	CA

TA Morris	I-80, Exit 112 (Rt. 47)	Morris	IL
Petro Gary	I-80/I-94, Exit 9	Gary	IN
Petro Florence	I-95, Exit 169	Florence	SC
TA Laredo	I-35, Exit 13 (Beltway Pkwy.)	Laredo	TX

B.            Travel centers which HPT currently owns and where HPT will acquire certain improvements, land and ancillary property owned by TA and the rent payable by TA to HPT will increase:

TA Ashland	I-95 & Rt. 54, Ashland Exit #92	Ashland	VA
TA Barkeyville	I-80 & SR 8, Exit (3) 29	Harrisville	PA
TA Vero Beach	I-95 & SR 60, Exit 147	Vero Beach	FL
TA Milesburg	I-80, Exit (23) 158	Milesburg	PA
TA Denmark	I-40 & 138 Providence Road	Denmark	TN
TA Clayton	I-70 & SR 39, Exit 59	Clayton	IN
TA Wheeling	I-70 at Dallas Pk, Exit 11	Valley Grove	WV
TA Commerce City	I-70/I-270 Exit 278	Commerce City	CO
TA Effingham	I-57/I-70 SR 32 & 33 Exit 160	Effingham	IL
TA Porter South	I-94, Exit 22B	Porter	IN
TA Baltimore South	Rte 175 & I-95	Jessup	MD

C.                                   Travel centers currently owned by HPT which will be sold to TA:

TA Montgomery	I-65, Exit 168	Montgomery	AL
TA Jackson	I-75 & Route 36, Exit 201	Jackson	GA
TA Knoxville	I-40/75 Watt Road, Exit 369	Knoxville	TN
TA Denton	I-35; SR 77, Exit 471	Denton	TX
TA Sweetwater	I-20 & Hopkins Road	Sweetwater	TX

D.            Travel centers to be developed by TA, sold to HPT at TA’s development cost and leased back to TA:

Quartzsite	AZ	Petro
Wilmington	IL	Petro
Columbia	SC	TA
Pioneer	TN	TA
Hillsboro	TX	TA

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